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                       THE FOLLOWING IS A PRESS RELEASE
         ISSUED BY JOSEPH E. SEAGRAM & SONS, INC. ON NOVEMBER 30, 2000


                              [SEAGRAM LETTERHEAD]


                         JOSEPH E. SEAGRAM & SONS, INC.
              ANNOUNCES CASH TENDER OFFER AND CONSENT SOLICITATION
          FOR ITS SENIOR QUARTERLY INCOME DEBT SECURITIES (QUIDS(SM))

NEW YORK, November 30, 2000 - Joseph E. Seagram & Sons, Inc. (JES) today announced that it is commencing a cash tender offer and consent solicitation for its 8.00 percent Senior Quarterly Income Debt Securities due 2038 (QUIDS(1)), which have been guaranteed as to payment of principal and interest by The Seagram Company Ltd. (Seagram). JES is offering to pay in cash $26 for each $25 principal amount of QUIDS validly tendered and not properly withdrawn in accordance with the terms and subject to the conditions of the tender offer and consent solicitation. Tendering holders whose QUIDS are accepted for payment pursuant to the tender offer and consent solicitation will receive accrued and unpaid interest to but not including the date of payment, which is expected to be January 12, 2001, unless the tender offer and consent solicitation are extended.

The tender offer and consent solicitation for the QUIDS will expire at 5:00 p.m., New York City time, on January 5, 2001, unless the offer is extended by JES (as the same may be extended, the "expiration date"). Tendered QUIDS may be withdrawn and consents may be revoked at any time prior to 5:00 p.m., New York City time, on January 5, 2001 but not thereafter.

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(1) QUIDS is a service mark of Goldman, Sachs & Co.

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In conjunction with the tender offer, JES is seeking consents to proposed amendments to the QUIDS and the Indenture pursuant to which they were issued. The proposed amendments would (a) eliminate substantially all of the covenants in the Indenture other than the covenants requiring payment of interest on and principal of the QUIDS when due and requiring the maintenance of an office for purposes of making payments on the QUIDS, (b) eliminate Events of Default under the Indenture relating to defaults on bankruptcy and insolvency, (c) eliminate the limitations in the Indenture on consolidation, merger, conveyance and transfers, (d) modify certain repurchase and defeasance provisions and (e) eliminate the contractual requirement for filing periodic reports with the SEC. Adoption of the proposed amendments for the QUIDS requires the consent of holders of at least a majority of the QUIDS. No separate payments will be made for consents.

Holders who desire to tender their QUIDS pursuant to the tender offer must consent to the proposed amendments and holders may not deliver consents without tendering the related QUIDS. Holders may not revoke consents without withdrawing the QUIDS tendered pursuant to the tender offer.

The tender offer and consent solicitation are being made in connection with the pending combination of Vivendi, Seagram and CANAL+. The tender offer and consent solicitation are conditioned upon, among other things, the completion of such combination and related transactions and at least a majority of the outstanding principal amount of the QUIDS being validly tendered and not properly withdrawn.

In connection with the offer, JES will pay to "soliciting dealers" (as defined in the Offer to Purchase) a solicitation fee of $0.375 for each $25 principal amount of QUIDS tendered, accepted for payment and paid for pursuant to the offer, subject to certain conditions and limitations.


Banc of America Securities LLC and Salomon Smith Barney are acting as the dealer managers for the tender offer and consent solicitation. The information agent and the depositary for the tender offer and consent solicitation is ChaseMellon Shareholder Services, L.L.C. The tender offer and consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation dated November 30, 2000 and related Letter of Transmittal and Consent, which more fully set forth the terms of the tender offer and consent solicitation.

Additional information concerning the terms of the tender offer and consent solicitation may be obtained from Banc of America Securities LLC at (866) 475-9886 (toll free) or (704) 388-8853 (collect) or from Salomon Smith Barney, Liability Management Group, at


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(800) 558-3745. Copies of the Offer to Purchase and Consent Solicitation and
related documents may be obtained from ChaseMellon Shareholder Services, L.L.C., the information agent, at (866) 293-6618.

This press release shall not constitute an offer to purchase or a solicitation of acceptance of the tender offer and the consent solicitation, which may only be made pursuant to the terms of the Offer to Purchase and Consent Solicitation and related Letter of Transmittal and Consent. In any jurisdiction where the laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed made on behalf of JES by Banc of America Securities LLC or Salomon Smith Barney or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

The Seagram Company Ltd., headquartered in Montreal, operates in four global business segments: MUSIC, FILMED ENTERTAINMENT, RECREATION AND OTHER, and SPIRITS AND WINE. Universal Music Group, produces, markets and distributes recorded music throughout the world in all major genres, and it is engaged in music publishing. The company's Filmed Entertainment business produces and distributes motion picture, television and home video products worldwide; operates and has ownership in a number of international cable channels; and engages in the licensing of merchandising rights and film property rights. The Recreation and Other business operates theme parks and retail stores. It is also involved in the development of entertainment software. The Spirits and Wine business is engaged principally in the production and marketing of distilled spirits, wines, coolers, beers and mixers throughout more than 190 countries and territories.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release address the business combination of Vivendi, Canal+ and Seagram. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Vivendi, Canal+ and Seagram businesses will not be integrated successfully; costs related to the combination; failure of Vivendi, Canal+ and Seagram shareholders to approve the combination or delays in the completion of the combination and related transactions; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; and inability to establish and maintain relationships with commerce, advertising, marketing, technology, and content providers. None of Vivendi, Canal+ or Seagram undertakes any obligation to provide updates or to revise any forward-looking statements. Investors and security holders are urged to read the joint proxy statement/prospectus dated November 2, 2000 regarding the business combination transaction referenced in the foregoing information which contains important information. The joint proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission by Vivendi, Canal+ and Seagram. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Vivendi, Canal+ and Seagram with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Vivendi, Canal+ and Seagram. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the joint press release relating to the transaction filed with the Commission by each of Vivendi and Seagram, on June 20, 2000.

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